Exhibit 10.6

Real Estate Sales Contracts

Seller (Hereinafter “Party A”) : Wulateqianqi Hua Yuan Real Estate Limited Company

Legal representative:  Fang Zhen Rong            Tel: 0478-2237189

Register Address: Wulateqianqi town Dongsheng Street

Bank Agricultural Bank of China branch Wulateqianqi           Account Number: 442801040000702

Zip Code       014400                              Business license number: 152800000007984

Real estate agencies    NA

Legal representative:                             Tel:

Register Address:

Bank                                                             Account Number

Zip Code                                                               Business license number

Real estate agency qualified certificate number:

Buyer (Hereinafter “Party B”) : Inner Mongolia YuLong Pump Production Company Limited

Nationality/ Legal Representative: Qin Xiu Shan

Identity Card (Passport)/ Organization code certificate number: 150000000007001

Address: no.3, Gong Ye Jie, Wuchuan County, Hohhot

Tel: 13704712498                           Zip code: 01000

Agent: NA

Nationality/ Legal Representative:

Identity Card (Passport)/ Organization code certificate number:

Address:

Tel:                             Zip code:

According to <Contract Law of People's Republic of China>, <Urban Real Estate Administration Law of the People's Republic of China> and related laws and regulations, Party A and Party B both follow the principles of equality, voluntariness, fairness, honesty and law-abiding. Based on mutual agreement, both parties sign this Sales Contract with the listed clauses below:

Clause 1      Details of the Real Estate

Real estate situated in Qulateqianqi - east to land of Erwanxiao, south to Dongsheng Street, west to Nongji Road, north to the Qianqiba 7 # -3-301

Planning use purpose:  Commercial use, Building Structure: Frame. Construction Area 4431.89 m2, in-house construction area 3071.85 m2.

Clause 2    Price of the Real estate

The Real Estate sales according to the construction area (per set), price 14500 RMB/m2, total amount: 64,262,405 RMB

Clause 3    Delivery Time and Date of the Real Estate

It can only be delivered after the completion of construction and passing of the acceptance test.

Before 31 May 2014, Party A will deliver the Real Estate to Party B. In the case the contract cannot be enforced, both parties agree to 1/ either change the contract 2/ or cancel the contract.

Clause 4    Payment method and Date

Party B agrees the payment terms as One-time payment before 15 August 2013. Party B fully pays the Real estate of total amount 64,262,405 RMB. After the full payment of Party B and preparation of all formality, the contract will change to machine printed contract.

Clause 5   Late Delivery of real estate of Party A

Unless in case of force majeure, if Party A cannot deliver the Real Estate according to the Clause 3 within 90 days, Party B reserves the right to charge Party A interest. The interest starts from the Delivery Time and Date state in contract to the actual Delivery Date, same with the bank interest rate, and 1% of the full payment as penalty to party B. If both parties agree to cancel the contract, Party A shall pay 0% of the real estate as the Liquidated damages. When the actual loss of Party B is larger than the Liquidated damages, Party A shall bear the responsibility of Reparation.

Clause 6   Late Payment of Party B

If the payment is later than above period, Party A reserve the right to 1/ continue the contract with penalty of Party B. Party B shall pay for the total amount and interest. The interest starts from the Payment Date state in contract to the actual Delivery Date, same with the bank interest rate. And Party B shall pay 1% of the real estate as the Liquidated damages; or 2/ cancel the contract with 0% of full payment of penalty payable from party A to party B.

Clause 7   Deal with Difference of Construction Area and Sales Construction Area

If there is any difference between the construction area in contract and actual area, the area is subject to property registration area.

After the delivery of the Real Estate, the difference between property registration area and the area in the contract, both parties agree to settle by the official area from Housing Authority of Wulateqianqi to adjust the actual payment price calculated by price per square meter.

Clause 8   Quality of Real Estate and responsible for repair

The quality and facilities of Real estate shall comply with the relevant provisions of the State and the Party A's commitment (see Attachment 3). If the real estate cannot meet the required standard and the commitment, Party A shall bear the responsibility. For the normal use of Party B, Party A shall bear the responsibility of repair according to < Baotou city commercial residential quality warranty>. Damage due to unauthorized reconstruction of Party B, Party A does not assume any responsibility.

Clause 9   Agreement of Real Estate’s facilities operation

The following facilities agree to operate on the following date:

1.      Water upstream                 2014-10-15

2.      Water downstream              2014-10-15

3.      Electricity supply             2014-10-15

4.      Gas  (type of gas)                  NA

5.      Heating                                            2014-10-05

If the above facilities cannot operate on the agreed date, Party A shall do remedial work within 180 days and compensate for the loss of Party B. And each item shall pay 0.0001% of the Real Estate to Party B as penalty.

Clause 10  Change of Real Estate Design

Party A cannot change the house design and the environment layout without the authorization and approval from Party B. Confirmed to make change, Party A shall negotiate with Party within 90 days from the design changed plan.

If Party B approve for the changes, supplement contract should be made between both parties.

If Party B do not agree for the changes or Party A change without the approval from Party B, Party B can terminate the contract. Termination of the contract, Party A should return all the payment to Party B. and pay for the interest of the paid amount. Interest starts from the payment date of Party B till Party A return all the payment to Party B, same interest rate with the bank. Moreover, Party A shall pay 0.001% of the Real Estate total amount to Party B for as penalty.

Clause13    Properties Management

The Properties Management, including the services, charges, etc, shall be made a Properties Management agreement between Party B and the Properties Management Corporation according to the related regulation

Clause   14 Property disputes and debts dispute

Party A promises that there is no Property disputes and debts dispute when handing-over the Real Estate. If there is any Property dispute and debts dispute on the Real Estate, Party A shall bear all the responsibility.

Clause 15  Arbitration

All disputes in connection with this Contract or the execution there of shall be amicably settled through negotiation. In case no settlement can be reached between the two Parties, the case under dispute shall be submitted to the Wulateqianqi arbitration commission for arbitration.

Clause 16   Contract Attachment

Other matter that this contract does not include shall make supplement contract between Party A and Party B.

Clause 17   Copies of the Contract

This contract contains 10 pages. This contract is in 2 copies in the same effectiveness, one copy for each party.

Clause 18    Validity of the Contract

The contract enters into force from the moment it is signed or stamped by both parties.

Party A                                                                                      Party B:

Wulateqianqi Hua Yuan Real Estate Limited Company      Inner Mongolia YuLong Pump Production Company Limited

5 August 2013                                                                                  5 August 2013